SCHEDULE 14C

                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                  Information Statement Pursuant to Section 14c
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[ ]      Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
[X]      Definitive information statement

                        INET COMMERCE CONDUIT CORPORATION
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         ___  Fee paid previously with preliminary materials.

         ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

         (1)   Amount Previously Paid:

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         (2)   Form, Schedule or Registration Statement No:

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         (3)  Filing Party:

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         (4)  Date Filed:

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


                        INET COMMERCE CONDUIT CORPORATION
                              INFORMATION STATEMENT
                                       FOR
               ACTION BY MAJORITY WRITTEN CONSENT OF SHAREHOLDERS
                          TO BE EFFECTIVE JULY 29, 2002

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being furnished to the shareholders of Inet Commerce Conduit Corporation, a Florida corporation (the "Company") in connection with an Action By Majority Written Consent of Shareholders of the Company ("Consent Action") which is to become effective on July 29, 2002. This Information Statement was mailed on or before July 8, 2002 to the Company's shareholders of record as of June 19, 2002. The mailing address of the Company's principal executive offices is 615 Mount Pleasant Road, Suite 318, Toronto, Ontario, Canada M4S3C5.

     The Consent Action provides that on its "Effective Date", July 29, 2002, the Company's Articles of Incorporation will be amended to provide that:

     1. The name of the Company will be changed to "SBS Interactive, Co."; and

     As of July 8, 2002 the Company had, and as of the Effective Date of the Consent Action it will have, outstanding 7,017,200 shares of its common stock and no outstanding shares of its authorized preferred stock. Under Florida law, holders of a majority of the Company's outstanding common stock (3,508,601 shares) can legally adopt the Consent Action by executing it in written form. The nine holders of a total of 3,585,000 shares of the Company's common stock have executed the Consent Action.

     The Amendment to the Company's Articles of Incorporation being made pursuant to the Consent which will change its name to SBS Interactive, Co. The Company is working towards a corporate acquisition of another corporation with a similar name to operate as a wholly-owned subsidiary.

     The stock certificates representing the Company's outstanding stock as of the Effective Date of the Consent Action of will represent the same shares after the name change. Shareholders may, BUT ARE NOT REQUIRED TO, send in the old certificate to have them re-issued on new certificates with the new Company. If you wish to have your stock certificate re-issued, you must send it in to the Company's Transfer Agent in accordance with the following: 1. Fill in the name(s) in which the certificate is to be re-issued on the assignment form on the back of the certificate or on an attached stock power; 2. The certificate or stock power must be executed by the holder(s) whose name(s) appear on the certificate with the signature(s) medallion guaranteed by a bank or stock broker; and 3. The certificates and, if appropriate, the stock power, a written request that the certificate be reissued as indicated along with the address to which it is to be delivered and a check or money order payable to the Transfer Agent in an amount equal to $15.00 (U.S. Funds) for each new certificate sent to Interwest Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, Attention: Stacie Nolan. There are no rights of appraisal or similar rights of dissenters applicable the corporate name change to be made under the Consent Action.

     If you are a record or beneficial owner of common stock of the Company, the Company will send to you, upon written request and without charge, a copy of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2000 (including a list of exhibits). All such requests must be in writing addressed to the President, Inet Commerce Conduit, Inc. (or after July 29, 2002 - SBS Interactive, Co.), 615 Mount Pleasant Road, Suite 318, Toronto, Ontario, Canada M4S3C5.

     You may also obtain copies of the Company's Form 10-KSB, Forms 10-QSB and its other documents filed with the Securities and Exchange Commission over the Internet at www.sec.gov.

     The Company will deliver only one copy of this Information Statement and any additional Information Statement or Annual Report to two or more shareholders who have the same address unless the Company receives contrary instructions from one or more shareholders. The Company will promptly deliver a separate copy of the Information Statement to a shareholder at a shared address upon the shareholder's oral or written request.

     If a shareholder or shareholders desire:

     o To receive an additional copy of this Information Statement at a shared address;

     o To instruct the Company to send multiple copies (one for each shareholder); or

     o To instruct the Company to only send one copy to a shared address instead of multiple copies:

     They may do so by oral or written request to the President of the Company at 615 Mount Pleasant Road, Suite 318, Toronto, Ontario, Canada M4S3C5, telephone: (416) 216-4623 and facsimile (416) 489-3013.




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